UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 25, 2010
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2010, Raymond James Financial, Inc. (“RJF”) issued a press release to announce that RJF’s Board of Directors  elected Gordon L. Johnson as a director of RJF and a member of the RJF Board’s Corporate Governance, Nominating and Compensation Committee.  Mr. Johnson has been President of Highway Safety Devices, Inc. (“HSD”) since 2004.  HSD is a 150 employee company that installs and repairs signalization, guardrails, signage and street lighting related to municipal roadway projects.  He has served on the Board of Directors of Raymond James Bank, FSB since May 1, 2007.  Mr. Johnson had been a banking manager and executive for twenty-three years, including twenty years with Bank of America and its predecessors.  He was the chief executive officer of Stonegate Partners, LLC, a financial buy-out firm from 2002 to 2004.

Raymond James Bank, FSB (“RJBank”) has $1.3 million in outstanding loans to Stonegate Property Holdings, LLC, an affiliate of Mr. Johnson.  The highest principal balance on the loans during RJF’s 2009 fiscal year was $1,425,188.  The initial loan in the amount of $1,080,000 was made prior to Mr. Johnson’s becoming a director of RJBank.  The second loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons unrelated to RJBank.  The loans do not involve more that the normal risk of collectability or present other unfavorable features.  The loan balance bears interest at a rate of LIBOR plus 1.85%, currently 2.17%.  Interest paid on the loan during RJF’s 2009 fiscal year was $41,110.

RJF and Mr. Johnson have entered into an indemnification agreement on the same terms as prior agreements with its outside directors.

A copy of the press release issued by RJF announcing Mr. Johnson’s election to the Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 25, 2010, the Board of Directors approved amendments to RJF’s Amended and Restated Bylaws.  Substantially all of the amendments related to the separation of the offices of Chairman of the Board and the Chief Executive Officer.  A copy of the Amended and Restated Bylaws (marked to indicate the amendments) is filed as an exhibit to this report.

Item 7.01 Regulation FD Disclosure

The press release referred to under Item 5.02 included the announcement that RJF’s Board of Directors declared a quarterly dividend of $.11 per share for each outstanding share of common stock of RJF payable on October 15, 2010 to the shareholders of record on October 1, 2010.

The information furnished in this item, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following are filed as exhibits to this report:

Exhibit No.

3(ii)	Amended and Restated By-Laws of Raymond James Financial, Inc. reflecting amendments adopted by the Board of Directors on August 25, 2010. Filed herewith.

99.1 Press release dated August 25, 2010 issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: August 26, 2010	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer